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                                    FORM 8-A

                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549


                FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES
                     PURSUANT TO SECTION 12(b) OR (g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                           W Holding Company, Inc.
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            (Exact Name of Registrant as Specified in Its Charter)

             Puerto Rico                            In Organization
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(State of Incorporation or Organization)  (I.R.S. Employer Identification No.)


19 West McKinley Street, Mayaguez, Puerto Rico                   00680
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  (Address of Principal Executive Offices)                     (Zip Code)


   If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

   If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [X]

   Securities Act registration statement file number to which this form relates: 333-76975

   Securities to be registered pursuant to Section 12(b) of the Act:

                                              Name of Each Exchange on
                                                       Which
      Title of Each Class                       Each Class is to be
      to be so Registered                            Registered
      -------------------                            ----------
              N/A                                       N/A

   Securities to be registered pursuant to Section 12(g) of the Act:

   Common Stock, par value $1.00 per share

   7.125% Non-Cumulative, Convertible Preferred Stock, Series A

   7.25% Noncumulative Monthly Income Preferred Stock, 1999 Series B


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ITEM 1.     DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.


            The Registrant hereby incorporates the descriptions of its common stock, series A preferred stock and series B preferred stock into this Registration Statement on Form 8-A by reference to the descriptions contained in the Registrant's Registration Statement on Form S-4 (Reg. No. 333-76975), previously declared effective by the Securities and Exchange Commission.



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ITEM 2.  EXHIBITS

            1.    Certificate of Incorporation of the Registrant.
                  (Incorporated herein by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-4 (Reg. No. 333-76975)).

            2. Certificate of Corporate Resolution designating the terms of the Registrant's 7.25% Noncumulative Monthly Income Preferred Stock, 1999 Series B (Incorporated herein by reference to Exhibit 3.1.1 to the Registrant's Registration Statement on Form S-4 (Reg. No. 333-76975)).

            3. Bylaws of the Registrant. (Incorporated herein by reference to Exhibit 3.2 to the Registrant's Registration Statement on Form S-4 (Reg. No. 333-76975)).

            4.    Specimen Certificate for the Registrant's Common Stock.

            5. Specimen Certificate for the Registrant's 7.125% Non-Cumulative, Convertible Preferred Stock, Series A.

            6.    Specimen Certificate for the Registrant's 7.25%
                  Noncumulative Monthly Income Preferred Stock, 1999 Series B.



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                                  SIGNATURES

            Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.




                                    By:   /s/ Freddy Maldonado
                                          ------------------------------
                                          Name:  Freddy Maldonado
                                          Title: Chief Financial Officer


July 30, 1999



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
                                EXHIBIT INDEX


Exhibit No.             Description
-----------             -----------

            1.    Certificate of Incorporation of the Registrant.
                  (Incorporated herein by reference to Exhibit 3.1 to the Registrant's Registration Statement on Form S-4 (Reg. No.
                  333-76975)).

            2. Certificate of Corporate Resolution designating the terms of the Registrant's 7.25% Noncumulative Monthly Income
                  Preferred Stock, 1999 Series B (Incorporated herein by reference to Exhibit 3.1.1 to the Registrant's Registration
                  Statement on Form S-4 (Reg. No. 333-76975)).

            3. Bylaws of the Registrant. (Incorporated herein by reference to Exhibit 3.2 to the Registrant's Registration
                  Statement on Form S-4 (Reg. No. 333-76975)).

            4.    Specimen Certificate for the Registrant's Common Stock.

            5.    Specimen Certificate for the Registrant's 7.125%
                  Non-Cumulative, Convertible Preferred Stock, Series A.

            6.    Specimen Certificate for the Registrant's 7.25%
                  Noncumulative Monthly Income Preferred Stock, 1999 Series B.